Exhibit 99.1

Mallinckrodt plc Reports Earnings Results for Third Quarter of Fiscal 2017

-- Net sales of $793.9 million negatively impacted by 6 to 9 percentage points versus 14-week prior year period; H.P. Acthar® Gel also impacted by lower volumes; Hospital results solid; Specialty Generics segment consistent with guidance --

-- GAAP1 diluted earnings per share from continuing operations of $0.66; adjusted diluted earnings per share of $1.97 --

-- Third quarter operating cash flow of $226.0 million; free cash flow of $176.3 million --

-- Planned acquisition of Ocera continues to build pipeline, focusing on severe and critical conditions --

-- Legal entity reorganization expected to create one-time tax benefit in excess of $800 million in the fourth quarter of 2017, primarily reducing interest-bearing deferred tax liabilities --

STAINES-UPON-THAMES, United Kingdom - Nov. 7, 2017 - Mallinckrodt plc (NYSE: MNK), a leading global specialty pharmaceutical company, today reported results for the three-month and nine-month periods ended Sept. 29, 2017. Unless otherwise noted, all comparisons are to the prior year comparable three-month and nine-month periods ended Sept. 30, 2016.

Net sales were $793.9 million in the third quarter, down 10.5%, or 10.6% on a constant-currency basis. Net sales growth rates were negatively impacted from an additional selling week in the comparable period in 2016. The company believes this negatively affected the reported growth rate by approximately 6 to 9 percentage points for the quarter for the company as a whole.

GAAP gross profit was $400.6 million with gross profit as a percentage of net sales of 50.5%, compared with 55.3%, impacted by continued pricing and volume pressures within the Specialty Generics segment. Adjusted gross profit was $574.7 million, compared with $668.2 million. Adjusted gross profit as a percentage of net sales was 72.4% versus 75.3%.

“In the quarter, after adjusting for the extra week comparison, we saw solid performance across the majority of our Specialty Brands products, most notably in the hospital business. Therakos® results were particularly strong, and INOMAX® and OFIRMEV® also performed well. Acthar growth slowed in the quarter, impacted by the extra week and lower volumes,” said Mark Trudeau, Chief Executive Officer and President, Mallinckrodt. “We have continued to advance our business development activities, closing on the acquisition of stannsoporfin in the quarter and announcing more recently the inhaled xenon gas license agreement and planned acquisition of Ocera and its ammonia scavenger asset, a unique drug in development for treatment of hepatic encephalopathy, a serious and sometimes fatal condition.”

“These pipeline additions exemplify our investment into innovation, and illustrate how our growing portfolio of therapies has the potential not only to transform the company but also to change standards of care and give new hope to patients - many of whom have very few options,” Trudeau concluded.

GAAP selling, general and administrative (SG&A) expenses were $205.7 million, compared with $267.8 million, representing 25.9% and 30.2% of net sales, respectively. Adjusted SG&A expenses were $197.5 million or 24.9% of net sales, compared with $242.8 million or 27.4%, with the third quarter 2017 benefiting in part from one-time events, including adjustments to certain employee-related costs.

1 Generally accepted accounting principles in the United States

2 The as-reported and constant currency growth percentages are identical for H.P. Acthar Gel and OFIRMEV.

Research and development expenses were $59.5 million or 7.5% of net sales, compared with $67.9 million or 7.7%.

Income tax benefit was $31.2 million versus $56.4 million, resulting in GAAP effective tax rates of negative 94.3% and 105.2%, respectively. Income tax benefit in the third quarter includes a one-time expense of $36.1 million from commencing an internal legal entity reorganization. The adjusted effective tax rate was 17.0% compared with 15.7%.

Upon completing the internal legal entity reorganization in the fourth quarter 2017, the company expects to record a one-time reduction to deferred income taxes in excess of $800 million, and will recognize a net tax benefit of an equal amount. The deferred income tax reduction will primarily decrease the interest-bearing deferred tax liabilities by at least $650 million.

GAAP diluted earnings per share results from continuing operations were $0.66 in the third quarter compared with $1.01. This reduction reflects continued weakness in the Specialty Generics business impacting both net sales and gross profit. Adjusted diluted earnings per share were $1.97 versus $2.04.

Nine-Month Fiscal 2017 Results
Net sales were $2.429 billion, down 5.5% compared with $2.570 billion; impacted by comparison with the extra selling week in 2016 and continued pressure in the Specialty Generics segment.

On a GAAP basis, income from continuing operations was $163.8 million, compared with $385.2 million. Diluted earnings per share from continuing operations were $1.64 compared with $3.50, reflecting the impact of various transactions including legal settlements and defined benefit pension termination expenses, offset by a gain on the divesture of the Intrathecal Therapy business.

Adjusted net income was $547.2 million, compared with $646.6 million. Adjusted diluted earnings per share were $5.48, compared with $5.88.

BUSINESS SEGMENT RESULTS
Specialty Brands Segment
Net sales for the Specialty Brands segment were $591.4 million, compared with $633.1 million, a decrease of 6.6%, also 6.6% on a constant-currency basis.

H.P. Acthar Gel net sales in the quarter were $308.7 million, a 5.6%2 decrease over $327.0 million impacted by comparison with the extra selling week in 2016 and volume decline. Although underlying prescribing behavior, or demand, remains solid, the company believes it is experiencing an issue more widely impacting some companies in the branded pharmaceutical industry where an increasing number of written prescriptions are going unfilled. The impact to Acthar increased at the end of the quarter and though actions are already being taken to address the issue, net sales of Acthar are expected to be down sequentially in the fourth quarter of 2017.

INOMAX (nitric oxide) gas, for inhalation, generated net sales of $125.7 million, down 0.9%, or 1.0% on a constant-currency basis, over $126.9 million. OFIRMEV (acetaminophen) injection net sales were $75.4 million compared with $75.6 million, a decrease of 0.3%2.

Net sales of the Therakos immunology platform were $55.3 million compared with $54.5 million, an increase of 1.5%, or 1.8% on a constant-currency basis, benefited by higher-than-usual sales of CELLEX® system devices as the company progresses its conversion of customers from the UVAR XTS® to the CELLEX systems.

Specialty Generics Segment
Net sales in the third quarter decreased 21.1% to $189.1 million, compared with $239.8 million. On a constant-currency basis, segment net sales declined 21.4%.

LIQUIDITY
Mallinckrodt’s cash provided by operating activities was $226.0 million with free cash flow of $176.3 million.

During the third quarter, the company continued share repurchases, buying 1.5 million ordinary shares for $56.7 million, bringing the total shares repurchased in the nine-month period to 9.5 million ordinary shares. The company’s net debt repayments were $347.5 million for the nine months ended Sept. 29, 2017.

Mallinckrodt’s cash balance continued to increase to $371.8 million at the end of the third quarter, and its $900.0 million revolving credit facility is currently undrawn.

CONFERENCE CALL AND WEBCAST
Mallinckrodt will hold a conference call on Tuesday, Nov. 7, 2017, beginning at 8:30 a.m. U.S. Eastern Time. This call can be accessed in three ways:

•	At the Mallinckrodt website: http://www.mallinckrodt.com/investors.

•
By telephone: For both listen-only participants and those who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the U.S. is (877) 359-9508. For participants outside the U.S., the dial-in number is (224) 357-2393. Callers will need to provide the Conference ID of 98909272.

•
Through an audio replay: A replay of the call will be available beginning at 11:30 a.m. Eastern Time on Tuesday, Nov. 7, 2017, and ending at 11:59 p.m. Eastern Time on Tuesday, Nov. 21, 2017. Dial-in numbers for U.S.-based participants are (855) 859-2056 or (800) 585-8367. Participants outside the U.S. should use the replay dial-in number of (404) 537-3406. All callers will be required to provide the Conference ID of 98909272.

ABOUT MALLINCKRODT
Mallinckrodt is a global business that develops, manufactures, markets and distributes specialty pharmaceutical products and therapies. Areas of focus include autoimmune and rare diseases in specialty areas like neurology, rheumatology, nephrology, pulmonology and ophthalmology; immunotherapy and neonatal respiratory critical care therapies; and analgesics and hemostasis products. The company's core strengths include the acquisition and management of highly regulated raw materials and specialized chemistry, formulation and manufacturing capabilities. The company's Specialty Brands segment includes branded medicines and its Specialty Generics segment includes specialty generic drugs, active pharmaceutical ingredients and external manufacturing. To learn more about Mallinckrodt, visit www.mallinckrodt.com.

Mallinckrodt uses its website as a channel of distribution of important company information, such as press releases, investor presentations and other financial information. It also uses its website to expedite public access to time-critical information regarding the company in advance of or in lieu of distributing a press release or a filing with the U.S. Securities and Exchange Commission (SEC) disclosing the same information. Therefore, investors should look to the Investor Relations page of the website for important and time-critical information. Visitors to the website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations page of the website.

NON-GAAP FINANCIAL MEASURES
This press release contains financial measures, including adjusted net income, adjusted diluted earnings per share, adjusted gross profit, adjusted SG&A, net sales growth on a constant-currency basis, adjusted effective tax rate, and free cash flow, which are considered "non-GAAP" financial measures under applicable SEC rules and regulations.

Adjusted net income, adjusted gross profit and adjusted SG&A represent amounts prepared in accordance with accounting principles generally accepted in the U.S. (GAAP) and adjusted for certain items that management believes are not reflective of the operational performance of the business. The adjustments for these items are on a pre-tax basis for adjusted gross profit and adjusted SG&A and on an after-tax basis for adjusted net income. Adjustments to GAAP amounts include, as applicable to each measure, restructuring and related charges, net; amortization and impairment charges; discontinued operations; acquisition-related expenses; changes in fair value of contingent consideration obligations; inventory step-up expenses; significant legal and environmental charges; pension settlement charges; recurrent cash tax payments to the IRS associated with internal installment sales transactions; and other items identified by the company. Adjusted diluted earnings per share represent adjusted net income divided by the number of diluted shares.

The adjusted effective tax rate is calculated as the income tax effects on continuing and discontinued operations plus the income tax impact included in Mallinckrodt’s reconciliation of net income, divided by income from continuing and discontinued operations plus the pre-tax, non-income, tax-related adjustments included in its reconciliation of adjusted net income (excluding dilutive share impact). The income tax impact item included in its reconciliation of adjusted net income primarily represents the tax impact of adjustments between net income and adjusted net income as well as deferred tax benefits recognized upon pay down of intercompany installment notes created by internal sales of acquired intangible assets.

Net sales growth on a constant-currency basis measures the change in net sales between current- and prior-year periods using a constant currency, the exchange rate in effect during the applicable prior-year period.

Free cash flow for the third quarter represents net cash provided by operating activities of $226.0 million less capital expenditures of $49.7 million, each as prepared in accordance with GAAP. Free cash flow for the nine-month period represents net cash provided by operating activities of $448.5 million less capital expenditures of $151.3 million, each as prepared in accordance with GAAP.

The company has provided these adjusted financial measures because they are used by management, along with financial measures in accordance with GAAP, to evaluate the company's operating performance. In addition, the company believes that they will be used by certain investors to measure Mallinckrodt's operating results. Management believes that presenting these adjusted measures provides useful information about the company's performance across reporting periods on a consistent basis by excluding items that the company does not believe are indicative of its core operating performance.
These adjusted measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The company's definition of these adjusted measures may differ from similarly titled measures used by others.

Because adjusted financial measures exclude the effect of items that will increase or decrease the company's reported results of operations, management strongly encourages investors to review the company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of certain of these historical adjusted financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

Further information regarding non-GAAP financial measures can be found on the Investor Relations page of the company’s website.

CAUTIONARY STATEMENTS RELATED TO FORWARD-LOOKING STATEMENTS
Statements in this document that are not strictly historical, including statements regarding future financial condition and operating results, economic, business, competitive and/or regulatory factors affecting Mallinckrodt's businesses and any other statements regarding events or developments the company believes or anticipates will or may occur in the future, may be "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: general economic conditions and conditions affecting the industries in which Mallinckrodt operates; the commercial success of Mallinckrodt's products; Mallinckrodt's ability to realize anticipated growth, synergies and cost savings from acquisitions; conditions that could necessitate an evaluation of Mallinckrodt's goodwill and/or intangible assets for possible impairment; changes in laws and regulations; Mallinckrodt's ability to successfully integrate acquisitions of operations, technology, products and businesses generally and to realize anticipated growth, synergies and cost savings; Mallinckrodt's and Mallinckrodt’s licensers’ ability to successfully develop or commercialize new products; Mallinckrodt's and Mallinckrodt’s licensers’ ability to protect intellectual property rights; Mallinckrodt's ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; customer concentration; Mallinckrodt's reliance on certain individual products that are material to its financial performance; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; the reimbursement practices of a small number of public or private insurers; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; limited clinical trial data for H.P. Acthar Gel; complex reporting and payment obligations under healthcare rebate programs; Mallinckrodt's ability to navigate price fluctuations; future changes to U.S. and foreign tax laws; Mallinckrodt's ability to achieve expected benefits from restructuring activities; complex manufacturing processes; competition; product liability losses and other litigation liability; ongoing governmental investigations; material health, safety and environmental liabilities; retention of key personnel; conducting business internationally; the effectiveness of information technology infrastructure; and cybersecurity and data leakage risks.

These and other factors are identified and described in more detail in the "Risk Factors" section of Mallinckrodt's Annual Report on Form 10-K for the fiscal year ended September 30, 2016. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

CONTACTS

Investor Relations
Coleman N. Lannum, CFA
Senior Vice President, Investor Strategy and IRO
314-654-6649
cole.lannum@mallinckrodt.com

Daniel J. Speciale, CPA
Director, Investor Relations
314-654-3638
daniel.speciale@mallinckrodt.com

Media
Rhonda Sciarra
Senior Communications Manager
908-238-6765
rhonda.sciarra@mallinckrodt.com

Meredith Fischer
Chief Public Affairs Officer
314-654-3318
meredith.fischer@mallinckrodt.com

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in millions, except per share data)

	Three Months Ended
	September 29, 2017	Percent of Net sales	September 30, 2016	Percent of Net sales
Net sales	$793.9	100.0%	$887.2	100.0%
Cost of sales	393.3	49.5	397.0	44.7
Gross profit	400.6	50.5	490.2	55.3
Selling, general and administrative expenses	205.7	25.9	267.8	30.2
Research and development expenses	59.5	7.5	67.9	7.7
Restructuring charges, net	14.3	1.8	6.8	0.8
Loss on divestiture and license	0.4	0.1	—	—
Operating income	120.7	15.2	147.7	16.6
Interest expense	(92.6)	(11.7)	(94.0)	(10.6)
Interest income	1.3	0.2	0.5	0.1
Other income (expense), net	3.7	0.5	(0.6)	(0.1)
Income from continuing operations before income taxes	33.1	4.2	53.6	6.0
Income tax benefit	(31.2)	(3.9)	(56.4)	(6.4)
Income from continuing operations	64.3	8.1	110.0	12.4
(Loss) income from discontinued operations, net of income taxes	(0.6)	(0.1)	5.0	0.6
Net income	$63.7	8.0%	$115.0	13.0%

Basic earnings per share:
Income from continuing operations	$0.66		$1.02
(Loss) income from discontinued operations	(0.01)		0.05
Net income	0.66		1.07
Diluted earnings per share:
Income from continuing operations	$0.66		$1.01
(Loss) income from discontinued operations	(0.01)		0.05
Net income	0.66		1.06
Weighted-average number of shares outstanding:
Basic	96.7		107.6
Diluted	97.0		108.6

MALLINCKRODT PLC
NON-GAAP MEASURES
(unaudited, in millions except per share data)

	Three Months Ended
	September 29, 2017				September 30, 2016
	Gross profit	Selling, general and administrative expenses	Net income	Diluted net income per share	Gross profit	Selling, general and administrative expenses	Net income	Diluted net income per share
GAAP	$400.6	$205.7	$63.7	$0.66	$490.2	$267.8	$115.0	$1.06
Adjustments:
Intangible asset amortization	170.9	(2.4)	173.2	1.79	174.0	(1.9)	175.9	1.62
Restructuring and related charges, net (1)	0.5	(0.7)	15.5	0.16	0.6	(1.3)	8.7	0.08
Inventory step-up expense	2.7	—	2.7	0.03	3.4	—	3.4	0.03
Loss (Income) from discontinued operations	—	—	0.6	0.01	—	—	(5.0)	(0.05)
Change in contingent consideration fair value	—	(3.9)	3.9	0.04	—	(15.0)	15.0	0.14
Acquisition related expenses	—	(1.2)	1.2	0.01	—	(3.8)	3.8	0.03
Intrathecal divestiture	—	—	0.4	—	—	—	—	—
Significant legal and environmental changes	—	—	—	—	—	(3.0)	3.0	0.03
Reorganization of legal entity ownership (2)	—	—	36.1	0.37	—	—	—	—
Income taxes (3)	—	—	(106.5)	(1.10)	—	—	(97.8)	(0.90)
As adjusted	$574.7	$197.5	$190.8	$1.97	$668.2	$242.8	$222.0	$2.04

Percent of net sales	72.4%	24.9%	24.0%		75.3%	27.4%	25.0%

(1)	Includes pre-tax accelerated depreciation.

(2)	Represents the incremental tax expense associated with non-cash internal legal entity reorganization commenced during the three months ended September 29, 2017.

(3)
Includes tax effects of above adjustments as well as the elimination of deferred tax benefits recognized upon pay down of intercompany installment notes created by internal sales of acquired intangible assets.

MALLINCKRODT PLC
SEGMENT NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Three Months Ended
	September 29, 2017	September 30, 2016	Percent change	Currency impact	Constant-currency growth
Specialty Brands	$591.4	$633.1	(6.6)%	—%	(6.6)%
Specialty Generics	189.1	239.8	(21.1)	0.3	(21.4)
	780.5	872.9	(10.6)	0.1	(10.7)
Other(1)	13.4	14.3	(6.3)	—	(6.3)
Net sales	$793.9	$887.2	(10.5)%	0.1%	(10.6)%

(1)
Represents net sales from an ongoing, post-divestiture supply agreement with the acquirer of the CMDS business. Amounts for periods prior to the divestiture represent the reclassification of intercompany sales to third-party sales to conform with the presentation of the ongoing supply agreement.

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES
(unaudited, in millions)

	Three Months Ended
	September 29, 2017	September 30, 2016	Percent change	Currency impact	Constant-currency growth
Specialty Brands
Acthar	$308.7	$327.0	(5.6)%	—%	(5.6)%
Inomax	125.7	126.9	(0.9)	0.1	(1.0)
Ofirmev	75.4	75.6	(0.3)	—	(0.3)
Therakos immunotherapy	55.3	54.5	1.5	(0.3)	1.8
Hemostasis products	16.2	17.2	(5.8)	—	(5.8)
Other	10.1	31.9	(68.3)	0.2	(68.5)
Specialty Brands Total	$591.4	$633.1	(6.6)%	—%	(6.6)%

Specialty Generics
Hydrocodone (API) and hydrocodone-containing tablets	$10.0	$30.8	(67.5)%	—%	(67.5)%
Oxycodone (API) and oxycodone-containing tablets	13.4	28.8	(53.5)	—	(53.5)
Methylphenidate ER	14.3	23.4	(38.9)	—	(38.9)
Other controlled substances	103.9	111.8	(7.1)	—	(7.1)
Other products	47.5	45.0	5.6	1.7	3.9
Specialty Generics Total	$189.1	$239.8	(21.1)%	0.3%	(21.4)%

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in millions, except per share data)

	Nine Months Ended
	September 29, 2017	Percent of Net sales	September 30, 2016	Percent of Net sales
Net sales	$2,429.3	100.0%	$2,569.6	100.0%
Cost of sales	1,194.0	49.1	1,165.5	45.4
Gross profit	1,235.3	50.9	1,404.1	54.6
Selling, general and administrative expenses	745.9	30.7	702.0	27.3
Research and development expenses	190.9	7.9	200.8	7.8
Restructuring charges, net	32.1	1.3	29.2	1.1
Non-restructuring impairments	—	—	16.9	0.7
Gains on divestiture and license	(56.6)	(2.3)	—	—
Operating income	323.0	13.3	455.2	17.7
Interest expense	(279.0)	(11.5)	(286.8)	(11.2)
Interest income	2.8	0.1	1.1	—
Other income (expense), net	6.2	0.3	(2.6)	(0.1)
Income from continuing operations before income taxes	53.0	2.2	166.9	6.5
Income tax benefit	(110.8)	(4.6)	(218.3)	(8.5)
Income from continuing operations	163.8	6.7	385.2	15.0
Income from discontinued operations, net of income taxes	361.9	14.9	47.4	1.8
Net income	$525.7	21.6%	$432.6	16.8%

Basic earnings per share:
Income from continuing operations	$1.65		$3.53
Income from discontinued operations	3.64		0.43
Net income	5.28		3.97
Diluted earnings per share:
Income from continuing operations	$1.64		$3.50
Income from discontinued operations	3.63		0.43
Net income	5.27		3.93
Weighted-average number of shares outstanding:
Basic	99.5		109.1
Diluted	99.8		110.0

MALLINCKRODT PLC
NON-GAAP MEASURES
(unaudited, in millions except per share data)

	Nine Months Ended
	September 29, 2017				September 30, 2016
	Gross profit	Selling, general and administrative expenses	Net income	Diluted net income per share	Gross profit	Selling, general and administrative expenses	Net income	Diluted net income per share
GAAP	$1,235.3	$745.9	$525.7	$5.27	$1,404.1	$702.0	$432.6	$3.93
Adjustments:
Intangible asset amortization	516.0	(7.0)	523.0	5.24	521.2	(5.5)	526.7	4.79
Restructuring and related charges, net (1)	1.6	(2.1)	35.7	0.36	1.8	(3.1)	34.0	0.31
Inventory step-up expense	8.6	—	8.6	0.09	8.1	—	8.1	0.07
(Income) from discontinued operations	—	—	(361.9)	(3.63)	—	—	(47.4)	(0.43)
Change in contingent consideration fair value	—	(4.1)	4.1	0.04	—	(4.4)	4.4	0.04
Acquisition related expenses	—	(2.3)	2.3	0.02	—	(5.8)	5.8	0.05
Non-restructuring impairment charges	—	—	—	—	—	—	16.9	0.15
Debt refinancing	—	—	10.0	0.10	—	—	—	—
Pension settlement charge	—	(69.2)	69.2	0.69	—	—	—	—
Intrathecal divestiture	—	—	(56.6)	(0.57)	—	—	—	—
Significant legal and environmental charges	—	—	—	—	—	(3.0)	3.0	0.03
Reorganization of legal entity ownership (2)	—	—	36.1	0.36	—	—	—	—
Income taxes (3)	—	—	(249.0)	(2.49)	—	—	(337.5)	(3.07)
As adjusted	$1,761.5	$661.2	$547.2	$5.48	$1,935.2	$680.2	$646.6	$5.88

Percent of net sales	72.5%	27.2%	22.5%		75.3%	26.5%	25.2%

(1)	Includes pre-tax accelerated depreciation.

(2)	Represents the incremental tax expense associated with non-cash internal legal entity reorganization commenced during the three months ended September 29, 2017.

(3)
Includes tax effects of above adjustments as well as the elimination of deferred tax benefits recognized upon pay down of intercompany installment notes created by internal sales of acquired intangible assets.

MALLINCKRODT PLC
SEGMENT NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Nine Months Ended
	September 29, 2017	September 30, 2016	Percent change	Currency impact	Constant-currency growth
Specialty Brands	$1,743.1	$1,757.4	(0.8)%	(0.3)%	(0.5)%
Specialty Generics	643.7	767.6	(16.1)	0.1	(16.2)
	2,386.8	2,525.0	(5.5)	(0.2)	(5.3)
Other(1)	42.5	44.6	(4.7)	—	(4.7)
Net sales	$2,429.3	$2,569.6	(5.5)%	(0.1)%	(5.4)%

(1)
Represents net sales from an ongoing, post-divestiture supply agreement with the acquirer of the CMDS business. Amounts for periods prior to the divestiture represent the reclassification of intercompany sales to third-party sales to conform with the presentation of the ongoing supply agreement.

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES
(unaudited, in millions)

	Nine Months Ended
	September 29, 2017	September 30, 2016	Percent change	Currency impact	Constant-currency growth
Specialty Brands
Acthar	$899.9	$873.7	3.0%	—%	3.0%
Inomax	379.6	363.5	4.4	—	4.4
Ofirmev	224.5	217.4	3.3	—	3.3
Therakos immunotherapy	157.7	157.2	0.3	(2.9)	3.2
Hemostasis products	42.8	42.5	0.7	—	0.7
Other	38.6	103.1	(62.6)	—	(62.6)
Specialty Brands Total	$1,743.1	$1,757.4	(0.8)%	(0.3)%	(0.5)%

Specialty Generics
Hydrocodone (API) and hydrocodone-containing tablets	$63.3	$109.8	(42.3)%	—%	(42.3)%
Oxycodone (API) and oxycodone-containing tablets	60.6	97.3	(37.7)	—	(37.7)
Methylphenidate ER	58.2	72.3	(19.5)	—	(19.5)
Other controlled substances	319.0	358.4	(11.0)	—	(11.0)
Other products	142.6	129.8	9.9	0.5	9.4
Specialty Generics Total	$643.7	$767.6	(16.1)%	0.1%	(16.2)%

MALLINCKRODT PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions)

	September 29, 2017	December 30, 2016
Assets
Current Assets:
Cash and cash equivalents	$371.8	$342.0
Accounts receivable, net	464.3	431.0
Inventories	341.3	350.7
Prepaid expenses and other current assets	121.1	131.9
Notes receivable	154.0	—
Current assets held for sale	—	310.9
Total current assets	1,452.5	1,566.5
Property, plant and equipment, net	962.4	881.5
Goodwill	3,459.5	3,498.1
Intangible assets, net	8,545.9	9,000.5
Other assets	191.6	259.7
Total Assets	$14,611.9	$15,206.3

Liabilities and Shareholders' Equity
Current Liabilities:
Current maturities of long-term debt	$318.2	$271.2
Accounts payable	104.9	112.1
Accrued payroll and payroll-related costs	84.4	76.1
Accrued interest	78.1	68.7
Income taxes payable	28.1	101.7
Accrued and other current liabilities	440.4	557.1
Current liabilities held for sale	—	120.3
Total current liabilities	1,054.1	1,307.2
Long-term debt	5,517.4	5,880.8
Pension and postretirement benefits	67.5	136.4
Environmental liabilities	73.1	73.0
Deferred income taxes	2,294.1	2,398.1
Other income tax liabilities	78.5	70.4
Other liabilities	414.2	356.1
Total Liabilities	9,498.9	10,222.0
Shareholders' Equity:
Preferred shares	—	—
Ordinary shares	23.7	23.6
Ordinary shares held in treasury at cost	(1,352.3)	(919.8)
Additional paid-in capital	5,474.1	5,424.0
Retained earnings	980.6	529.0
Accumulated other comprehensive income	(13.1)	(72.5)
Total Shareholders' Equity	5,113.0	4,984.3
Total Liabilities and Shareholders' Equity	$14,611.9	$15,206.3

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Nine Months Ended
	September 29, 2017	September 30, 2016
Cash Flows From Operating Activities:
Net income	$525.7	$432.6
Adjustments to reconcile net cash from operating activities:
Depreciation and amortization	606.5	628.5
Share-based compensation	46.1	34.4
Deferred income taxes	(128.7)	(324.0)
Non-cash impairment charges	—	16.9
Gain on divestitures	(418.1)	1.7
Other non-cash items	40.8	54.7
Changes in assets and liabilities, net of the effects of acquisitions:
Accounts receivable, net	(34.7)	(37.2)
Inventories	(18.2)	(2.8)
Accounts payable	(30.2)	3.3
Income taxes	(68.1)	11.6
Other	(72.6)	53.5
Net cash from operating activities	448.5	873.2
Cash Flows From Investing Activities:
Capital expenditures	(151.3)	(133.9)
Acquisitions and intangibles, net of cash acquired	(35.9)	(245.4)
Proceeds from divestitures, net of cash	576.9	3.0
Other	0.5	5.3
Net cash from investing activities	390.2	(371.0)
Cash Flows From Financing Activities:
Issuance of external debt	540.0	36.3
Repayment of external debt and capital leases	(887.5)	(439.0)
Debt financing costs	(12.7)	—
Proceeds from exercise of share options	4.0	10.4
Repurchase of shares	(437.7)	(377.5)
Other	(18.6)	(23.0)
Net cash from financing activities	(812.5)	(792.8)
Effect of currency rate changes on cash	2.7	1.8
Net change in cash, cash equivalents and restricted cash	28.9	(288.8)
Cash, cash equivalents and restricted cash at beginning of period	361.1	588.4
Cash, cash equivalents and restricted cash at end of period	$390.0	$299.6

Cash and cash equivalents at end of period	$371.8	$280.5
Restricted cash included in prepaid expenses and other current assets at end of period	—	0.1
Restricted cash included in other assets at end of period	18.2	19.0
Cash, cash equivalents and restricted cash at end of period	$390.0	$299.6